Exhibit 10.21

AMENDMENT

TO

THE SECOND AMENDED AND RESTATED

CONSULTING AGREEMENT

FOR

NON-EMPLOYEE CHIEF EXECUTIVE OFFICER

This Amendment to the Second Amended and Restated Consulting Agreement (this “Amendment”) is effective as of October 25, 2024 (“Effective Date”) and is entered into by and between Elevai Labs Inc., a Delaware corporation fka Reactive Medical Labs, Inc. (“Company”) and GB Capital Ltd, a British Columbia, Canada corporation (“Consultant,” and, together with the Company, the “Parties”). Capitalized terms used herein but not otherwise defined have the meanings set forth in the Second Amended and Restated Consulting Agreement for Non-Employee Chief Executive Officer between the Parties, dated October 25, 2024 (the “Second A&R Agreement”).

WHEREAS, the Parties previously entered into the Second A&R Agreement; and

WHEREAS, the Parties desire to amend the Second A&R Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties agree as follows:

1. Paragraph 1b of Exhibit B is hereby amended and restated in its entirety as follows:

“b. Signing Bonus. Upon the execution of this Second A&R Agreement, the Company shall remit the following payments to the Consultant: a one-time bonus of $175,000, payable as follows: (i) $100,000 of such bonus to be remitted to the Consultant in cash and (ii) $75,000 of such bonus to be remitted to the Consultant in Series B Preferred Stock, with the cash equivalent of each share of Series B Preferred Stock to be determined by mutual agreement of the Company and the Consultant, provided, however, that the issuance of Series B Preferred Stock to the Consultant pursuant to paragraph 1b of Exhibit B in this Second A&R Agreement is subject to the approval of the Company’s shareholders entitled to vote on such matter.”

2. Except as set forth in this Amendment, the Second A&R Agreement remains in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above.

COMPANY

Elevai Labs Inc.

By:	/s/ George Kovalyov
George Kovalyov
Director

CONSULTANT

GB Capital Ltd

By:	/s/ Graydon Bensler
Graydon Bensler
Director